As filed with the Securities and Exchange Commission on October 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POLARITYTE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2836	06-1529524
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1960 S. 4250 West, Salt Lake City, UT 84104

Telephone: (800) 560-3983

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark E. Lehman

Chief Legal Officer

PolarityTE, Inc.

1960 S. 4250 West, Salt Lake City, UT 84104

(385) 266-3151

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David Marx, Esq.

Dorsey & Whitney LLP

111 S. Main Street, Suite 2100

Salt Lake City, UT 84111

(801) 933-7360

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)	Dated October 14, 2022

PolarityTE, Inc.

Up to $15,000,000

                           Shares of Common Stock

Pre-Funded Warrants, Each Pre-Funded Warrant to Purchase One Share of Common Stock

Common Warrants, including Underwriter Warrants, to Purchase                          Shares of Common Stock

Shares of Common Stock Underlying the Pre-Funded Warrants

Shares of Common Stock Underlying the Common Warrants and Underwriter Warrants

We are offering, pursuant to this prospectus, up to an aggregate of $15,000,000 of              shares of common stock, or the “Common Shares,” together with common warrants to purchase                   shares of common stock, or “Common Warrants,” at an assumed public offering price of $    per share and Common Warrant, which is equal to the last reported sale price per share of our common stock on The Nasdaq Capital Market, on                   , 2022. The Common Shares and Common Warrants will be sold in a fixed combination, with each Common Share accompanied by                           Common Warrant to purchase                            share of common stock. Each Common Warrant will be immediately exercisable for one share of common stock at an assumed exercise price of $ and will expire on the fifth anniversary of the original issuance date.

We are also offering, pursuant to this prospectus, to those purchasers, if any, whose purchase of Common Shares in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, or “Pre-Funded Warrants,” to purchase shares of common stock in lieu of the offered Common Shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. For each Pre-Funded Warrant we sell, the number of Common Shares we are offering will be decreased on a one-for-one basis. Each Pre-Funded Warrant is being offered together with Common Warrant in the same form as that being offered with each Common Share. The assumed public offering price for each Pre-Funded Warrant and accompanying Common Warrant is $             , which is equal to the last reported sale price of our common stock on The Nasdaq Capital Market on                   , 2022, less the $0.0001 per share exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Common Shares or Pre-Funded Warrants, as the case may be, and the accompanying Common Warrants can only be purchased together in this offering but are immediately separable and will be issued separately. Because we will issue                   Common Warrant for each Common Share and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of Common Shares and Pre-Funded Warrants sold. The shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants and the Common Warrants are also being offered by this prospectus. The number of Common Shares, Common Warrants, and Pre-Funded Warrants, and all other relevant information are based on an assumed public offering price of $        per Common Share or Pre-Funded Warrant, as applicable, and accompanying Common Warrant. The actual public offering price per Common Share and Common Warrant and the actual public offering price per Pre-Funded Warrant and Common Warrant will be determined between us and the underwriter at the time of pricing and may be at a discount to this assumed public offering price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PTE.” On October 13, 2022, the closing price for our common stock, as reported on The Nasdaq Capital Market, was $0.7777 per share. There is no established public trading market for the Pre-Funded Warrants or Common Warrants, and we do not expect such a market to develop. We do not intend to apply for a listing of the Pre-Funded Warrants or Common Warrants on any national securities exchange or other nationally recognized trading system.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 6 and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P./Alliance Global Partners, or the “Underwriter,” is acting as sole book-running manager and underwriter of the offering. The Underwriter is selling the securities being offered in this offering on a “best efforts” basis. Therefore, the Underwriter is not required to sell any minimum number or dollar amount of securities but will use its best efforts to sell the securities offered by this prospectus. We have agreed to pay the Underwriter a discount equal to 7.0% of the aggregate gross proceeds raised in this offering as set forth in the table below, except that, with respect to purchases from certain identified investors, the Underwriter has agreed that the underwriting discount will be reduced to 3.5% or 6.0%. See “Underwriting” beginning on page 19 of this prospectus for more information.

	Per Common Share and Common Warrant	Per Pre-Funded Warrant and Common Warrant(1)	Total(6)
Public offering price	$	$	$
Underwriting Discount(2)(3)(4)	$	$	$
Proceeds to us, (before expenses)(5)	$	$	$

(1) Excludes proceeds from exercise of the Pre-Funded Warrants in cash, if any.

(2) The total underwriting discount and the total proceeds to us, before expenses, reflect the reduced discount for the shares to be purchased by certain identified investors.

(3) Underwriting compensation does not include $ we are obligated to pay to H.C. Wainwright & Co., LLC (“Wainwright”), under a prior agreement for investment banking services that includes a tail fee payable if we place securities with an investor who participated in the offering of securities we closed on June 8, 2022. The tail fee also includes common stock purchase warrants (the “HCW Warrants”). See “Underwriting” beginning on page 19 of this prospectus.

(4) We have also agreed to reimburse the Underwriter for certain expenses, including a non-accountable expense allowance equal to 0.5% of the gross proceeds we receive in this offering, and issue to the Underwriter, or its designees, warrants to purchase shares of our common stock, underlying shares of which are also being registered hereby, as additional compensation. See “Underwriting” beginning on page 19 of this prospectus for a description of the underwriting discounts, expenses payable to the Underwriter, and other terms of the underwriter warrants.

(5) Excludes fees and expenses payable to the Underwriter and proceeds from the exercise of the Common Warrants in cash, if any.

(6) Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, underwriting discount, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

The Underwriter is offering the securities for sale on a “best efforts” basis. The Underwriter expects to deliver the Common Shares, Pre-Funded Warrants (if any), and Common Warrants to purchasers on or about                , 2022.

A.G.P.

The date of this Prospectus is                     , 2022.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. Our business, financial condition, results of operations, and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit the sale of the securities offered by this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

Unless the context otherwise indicates, references in this prospectus to “PolarityTE,” the “Company,” “we,” “us,” and “our” refer, collectively, to PolarityTE, Inc., a Delaware corporation, and its subsidiaries.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in filings we make with the Securities and Exchange Commission (“SEC”) that are incorporated herein by reference. This summary does not contain all the information that you should consider before deciding to invest in our securities. You should read the entire prospectus, including the information incorporated by reference herein, carefully, including the section titled “Risk Factors,” included elsewhere in this prospectus, and in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included in our annual report on Form 10-K for the fiscal year ended December 31, 2021, and our quarterly report on Form 10-Q for the quarterly period ended June 30, 2022, which are incorporated herein by reference. Some of the statements in this prospectus constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Overview

PolarityTE is a clinical stage biotechnology company developing regenerative tissue products and biomaterials. PolarityTE’s first regenerative tissue product is SkinTE, which is intended for the repair, reconstruction, replacement, and supplementation of skin in patients who have a need for treatment of acute or chronic wounds, burns, surgical reconstruction events, scar revision, or removal of dysfunctional skin grafts.

Since the beginning of 2017, PolarityTE has incurred substantial operating losses and its operations have been financed primarily by public equity financings. The clinical trials for SkinTE and the regulatory process will likely result in an increase in PolarityTE’s expenses. PolarityTE will continue to incur substantial operating losses as we pursue an investigational new drug application (“IND”) and biologics license application (“BLA”), and PolarityTE expects to seek financing from external sources over the foreseeable future to fund its operations.

Regenerative Tissue Product

Our first regenerative tissue product is SkinTE. On July 23, 2021, we submitted an IND for SkinTE to the U.S. Food and Drug Administration (the “FDA”) through our subsidiary, PolarityTE MD, Inc. (“PTE-MD”), as the first step in the regulatory process for obtaining licensure for SkinTE under Section 351 of the Public Health Service Act. The FDA subsequently issued clinical hold correspondence to us identifying certain issues that needed to be addressed before the IND could be approved. We provided responses to the FDA, and on January 14, 2022, the FDA notified us that the clinical hold had been removed. Our first planned pivotal study under our IND is a multi-center, randomized controlled trial evaluating SkinTE in the treatment of diabetic foot ulcers (“DFUs”) classified as Grade 2 in the Wagner classification system entitled “Closure Obtained with Vascularized Epithelial Regeneration for DFUs with SkinTE,” or “COVER DFUs Trial.” We plan to enroll up to 100 subjects at up to 20 sites in the U.S. in the COVER DFUs Trial, which will compare treatment with SkinTE plus the standard-of-care to the standard-of-care alone. We have been enrolling subjects in the COVER DFUs Trial since the end of April 2022. The primary endpoint is the incidence of DFUs closed at 24 weeks. Secondary endpoints include percent area reduction (“PAR”) at 4, 8, 12, 16, and 24 weeks, improved quality of life, and new onset of infection of the DFU being evaluated.

In March 2022, we submitted to the FDA a request for a Regenerative Medicine Advanced Therapy (“RMAT”) designation for SkinTE under our IND. Established under the 21st Century Cures Act, RMAT designation is a dedicated program designed to expedite the drug development and review processes for promising regenerative medicine products, including human cellular and tissue-based therapies. A regenerative medicine therapy is eligible for RMAT designation if it is intended to treat, modify, reverse, or cure a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug or therapy has the potential to address unmet medical needs for such disease or condition. RMAT designation provides the benefits of intensive FDA guidance on efficient drug development, including the ability for early interactions with the FDA to discuss potential ways to support accelerated approval and satisfy post-approval requirements, potential priority review of a BLA, and other opportunities to expedite development and review. By letter dated May 11, 2022, we were advised by the FDA that it concluded SkinTE meets the criteria for RMAT designation for the treatment of DFUs and venous leg ulcers (VLUs).

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As a result of the RMAT designation we were able to engage in an expedited dialogue with the FDA on the tasks that are likely to be necessary to support a BLA submission for SkinTE as a treatment of DFUs and VLUs, which were identified in the RMAT designation. Based on that dialogue we plan to run a second multi-center, randomized controlled trial under our current IND to support approval of a broad DFU indication for SkinTE in a BLA, and we plan to engage in discussions with the FDA regarding the design and implementation of the second clinical trial. We believe this strategy will be the fastest and least costly approach to achieving our first BLA submission for SkinTE, with DFUs representing the largest market opportunity within the category of chronic cutaneous ulcers. We plan to further engage with the FDA to fully define our development plan for other wound indications.

We expect to incur significant operating costs in the next three to four years as we pursue the regulatory process for SkinTE with the FDA, conduct clinical trials and studies, and pursue product research, all while operating our business and incurring continuing fixed costs related to the maintenance of our assets and business. We expect to incur significant losses in the future, and those losses could be more severe as a result of unforeseen expenses, difficulties, complications, delays, and other unknown events. Our net losses may fluctuate significantly from quarter-to-quarter and year-to-year, depending upon the timing, progress, and outcomes of our clinical trials and our expenditures for satisfying all the conditions of obtaining FDA licensure for SkinTE.

Update on Securities Class Action Lawsuit

As previously reported, in September 2021, a class action complaint alleging violations of the Federal securities laws was filed in the United States District Court, District of Utah, by Marc Richfield against the Company and certain officers of the Company, Case No. 2:21-cv-00561-BSJ. The Court subsequently appointed a Lead Plaintiff and ordered the Lead Plaintiff to file an amended complaint, which was filed against the Company, two current officers of the Company, and three former officers of the Company (the “Complaint”). The Complaint alleges that during the period from January 30, 2018, through November 9, 2021, the defendants made or were responsible for, disseminating information to the public through reports filed with the Securities and Exchange Commission and other channels that contained material misstatements or omissions in violation of Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934, as amended, and Rule 10b-5 adopted thereunder. The Company filed a motion to dismiss the Complaint for failure to state a claim, on April 22, 2022. The Lead Plaintiff filed its memorandum in opposition to the Company’s motion to dismiss on July 18, 2022. The Company filed its reply memorandum to the Lead Plaintiff’s opposition memorandum on August 11, 2022, and oral argument on the motion to dismiss was held September 8, 2022. At the hearing the judge issued a ruling from the bench dismissing the Complaint without prejudice and granting the Lead Plaintiff leave to file an amended complaint. The Lead Plaintiff filed an amended complaint (the “Amended Complaint”) on October 3, 2022, alleging additional facts. We are required to file a pleading responsive to the Amended Complaint by November 2, 2022, and our intention is to file a motion to dismiss the Amended Complaint for failure to state a claim. At this stage of the proceedings, we are unable to make any prediction regarding the outcome of a second motion to dismiss, should we decide to file such a motion, or the ultimate outcome of the litigation.

Recent Developments

On May 16, 2022, we implemented a 1-for-25 reverse split of our issued and outstanding common stock. All stock figures and related dollar amounts for exercise or conversion prices or amounts in the prospectus give effect to the reverse stock split. The reverse stock split combined each 25 shares of our outstanding common stock into one share of common stock, without any change in the par value per share. As a result, the number of shares of our common stock subject to outstanding options, warrants, and convertible securities was reduced by a factor of 25, and the exercise price or conversion price by a factor was increased by a factor of 25. Except as otherwise indicated, all historical share and per-share amounts in this prospectus have been adjusted to reflect the 1-for-25 reverse stock split, as if it was effective and as if it had occurred at the beginning of the earliest period presented.

Company Background

Majesco Entertainment Company, a Delaware corporation (“Majesco DE”), was incorporated in the state of Delaware on May 8, 1998. On December 1, 2016, Majesco Acquisition Corp., a Nevada corporation and wholly owned subsidiary of Majesco DE, entered into an Agreement and Plan of Reorganization with PolarityTE, Inc., a Nevada corporation (“Polarity NV”) and the sole stockholder of Polarity NV. The asset acquisition was subject to stockholder approval, which was received on March 10, 2017, and the transaction closed on April 7, 2017. In January 2017, Majesco DE changed its name to “PolarityTE, Inc.” (“Polarity”). Majesco Acquisition Corp. was then merged with Polarity NV, which remains a subsidiary of Polarity. Majesco Acquisition Corp. II, formed in November 2016 under Majesco Entertainment Company, changed its name to “PolarityTE MD, Inc.,” and remains a wholly owned subsidiary of Polarity.

Our principal executive offices are located at 1960 S. 4250 West, Salt Lake City, Utah 84104, and our telephone number is (385) 266-3151. We maintain a website at www.PolarityTE.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

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THE OFFERING

Issuer	PolarityTE, Inc., a Delaware corporation

Common stock outstanding prior to this offering	7,219,974 shares as of September 30, 2022

Common Shares offered	Common Shares, based on the sale of our Common Shares at an assumed public offering price of $ per Common Share and accompanying Common Warrant, which is the last reported sale price of our common stock on , 2022, and no sale of any Pre-Funded Warrants. The actual public offering price per Common Share and Common Warrant will be determined between us and the Underwriter based on market conditions at the time of pricing and may be at a discount to the market price at the time of pricing.

Pre-Funded Warrants offered	We are offering to certain purchasers whose purchase of Common Shares in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase Pre-Funded Warrants to purchase shares of common stock in lieu of Common Shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. The purchase price of each Pre-Funded Warrant is equal to the offering price per Common Share being sold to the public in this offering, minus $0.0001, the exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Each Pre-Funded Warrant will be sold together with Common Warrant, and the number of Common Shares we are offering will be decreased on a one-for-one basis for each Pre-Funded Warrant we sell.

Common stock outstanding after this offering	shares, assuming no exercise of the Pre-Funded Warrants or Common Warrants. Assuming all of the Pre-Funded Warrants (and none of the Common Warrants) are immediately exercised, there would be shares of our common stock outstanding.

Common Warrants	Common Warrants based on the sale of our Common Shares at an assumed public offering price of $ per Common Share and accompanying Common Warrant, which is the last reported sale price of our common stock on , 2022. The actual public offering price will be determined between us and the Underwriter based on market conditions at the time of pricing and may be at a discount to the assumed public offering price. Each Common Share and each Pre-Funded Warrant will be sold together with Common Warrant but will be issued separately and will be immediately separable upon issuance. Each Common Warrant has an assumed exercise price of $ per share of common stock and expires on the fifth anniversary of the original issuance date.

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Reasonable best efforts	The Underwriter is not required to buy or sell any minimum number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Underwriting” on page 19 of this prospectus.

Use of proceeds	We expect to use the net proceeds of this offering for general corporate purposes and working capital, including among other things, capital expenditures and research and development expenses. See “Use of Proceeds” on page 12 of this prospectus.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 and other information included and incorporated by reference in this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Listing	Our common stock is listed on Nasdaq under the symbol “PTE.”

The number of shares of our common stock to be outstanding immediately after this offering and, unless otherwise indicated, the information in this prospectus is based on 7,219,974 shares of our common stock outstanding as of September 30, 2022, and excludes as of that date:

●	189,441 shares of our common stock issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $183.96 per share;

●	89,669 shares of our common stock issuable upon the vesting of outstanding restricted stock units;

●	211,217 shares of our common stock reserved for issuance in connection with future grants under our equity compensation plans;

●	21,580 shares of our common stock issuable upon the exercise of warrants sold in our public offering that closed on February 14, 2020, expire seven years from the original issuance date, and have an exercise price of $2.40 per share(1);

●	25,651 shares of common stock issuable upon the exercise of warrants issued December 23, 2020, to a placement agent in a registered direct offering that expire five years from the original issuance date, and have an exercise price of $23.39 per share;

●	363,636 shares of our common stock issuable upon the exercise of warrants sold in our registered direct offering that closed on January 14, 2021, expire five years from the original issuance date, and have an exercise price of $8.75 per share;

●	21,818 shares of common stock issuable upon the exercise of warrants issued January 14, 2021, to a placement agent in a registered direct offering that expire five years from the original issuance date, and have an exercise price of $34.83 per share;

●	19,238 shares of common stock issuable upon the exercise of warrants issued January 22, 2021, to a placement agent in a registered direct offering that expire five years from the original issuance date, and have an exercise price of $30.00 per share;

●	320,641 shares of our common stock issuable upon the exercise of warrants issued in our registered direct offering that closed on January 25, 2021, expire five years from the original issuance date, and have an exercise price of $8.75 per share;

●	655,738 shares of our common stock issuable upon the exercise of warrants issued in our registered direct offering that closed on March 16, 2022, expire five years from the original issuance date, and have an exercise price of $8.75 per share;

●	32,787 shares of common stock issuable upon the exercise of warrants issued March 16, 2022, to a placement agent in a registered direct offering that expire five years from the original issuance date, and have an exercise price of $30.00 per share;

●	3,168,318 shares of our common stock issuable upon the exercise of preferred investment options sold in our registered direct offering that closed on June 8, 2022, expire five years from the original issuance date, and have an exercise price of $2.40 per share; and

●	158,416 shares of common stock issuable upon the exercise of warrants issued June 8, 2022, to a placement agent in a registered direct offering that expire five years from the original issuance date, and have an exercise price of $3.1563 per share.

(1) These warrants to purchase 21,580 shares of our common stock contain a “full-ratchet” anti-dilution provision which, subject to limited exceptions, provides that in the event we issue common stock, or securities convertible into or exercisable to purchase common stock, at a price per share lower than the exercise price then in effect, the exercise price of the warrants would reduce to such lower price. At an assumed public offering price of $           per Common Share, this “full-ratchet” anti-dilution provision will be triggered reduce the exercise price of warrants.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under this section, together with other information in this prospectus and the documents incorporated by reference in this prospectus, including the information set forth under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021, and our quarterly report on Form 10-Q for the quarterly period ended June 30, 2022. If any of these risks actually occurs, our business, financial condition, or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business

You should read and consider risk factors specific to our business before making an investment decision. Those risks are described in the sections entitled “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021, our quarterly report on Form 10-Q for the quarterly period ended June 30, 2022, and in other documents incorporated by reference into this prospectus. Please be aware that additional risks and uncertainties not currently known to us or that we currently deem to be immaterial could also materially and adversely affect our business, results of operations, financial condition, cash flows, or prospects.

Risks Related to this Offering

You may experience dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our common stock, preferred stock, or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in our common stock. Investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

In addition to the Pre-Funded Warrants and Common Warrants offered hereunder, as of the date of this prospectus, we had a significant number of securities convertible into, or allowing the purchase of, our common stock, including 4,787,823 common stock purchase warrants and preferred investment options, 189,441 options to purchase shares of our common stock, 89,669 restricted stock units, and 211,217 shares of common stock reserved for future issuance under our stock incentive plans.

The Underwriter is selling the securities being offered in this offering on a best efforts basis and, therefore, the amount of proceeds is uncertain.

The Underwriter is selling the securities being offered in this offering on a “best efforts” basis, which means that the Underwriter is not required to sell a minimum amount of securities, but will use its best efforts to sell the securities offered. As a “best efforts” offering, there can be no assurance that the offering contemplated by this prospectus will raise the amount of proceeds contemplated by the maximum number of securities registered for sale under this prospectus. The actual amount of proceeds raised in the offering may be significantly less than we anticipated, which could adversely affect our business.

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The trading price of the shares of our common stock has been and may continue to be volatile, and the market price of our common stock may drop.

You should consider an investment in our securities as risky and invest only if you can withstand a significant loss and wide fluctuations in the market value of your investment. You may be unable to sell your shares of common stock at or above the price paid for the shares due to fluctuations in the market price of our common stock arising from changes in our operating performance or prospects. Our stock price has been highly volatile during the 12-month period ended September 30, 2022, with closing stock prices ranging from a high of $18.19 per share to a low of $0.65 per share. The stock market in general, and the market for biotech companies in particular, have experienced extreme volatility that, at times, has been unrelated to the operating performance of particular companies. Some of the factors that may cause the market price of our common stock to fluctuate include:

●	the timing or success of obtaining regulatory licenses or approvals for marketing our products;

●	the initiation, timing, progress, and results of our pre-clinical or clinical trials;

●	sufficiency of our working capital to fund our operations over the next 12-month period and beyond;

●	infrastructure required to support operations in future periods, including the expected costs thereof;

●	estimates associated with revenue recognition, asset impairments, and cash flows;

●	variance in our estimates of future operating costs;

●	the impact of new accounting pronouncements;

●	size and growth of our target markets;

●	the initiation, timing, progress, and results of our research and development programs;

●	issues in manufacturing our product candidates or future approved products;

●	regulatory developments or enforcement in the United States and foreign countries with respect to our product candidates or our competitors’ products;

●	competition from existing products or new products that may emerge;

●	developments or disputes concerning patents, patent applications, or other proprietary rights;

●	introduction of technological innovations or new commercial products by us or our competitors;

●	announcements by us, our collaborators, or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations, or capital commitments;

●	changes in estimates or recommendations by securities analysts, if any, who cover our common stock;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	public concern over our product candidates or any future approved products;

●	threatened or actual litigation;

●	future or anticipated sales of our common stock;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	additions or departures of key personnel;

●	changes in the structure of health care payment systems in the United States or overseas;

●	failure of any of our products or product candidates to perform safely or effectively or achieve commercial success;

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●	economic and other external factors or other disasters or crises;

●	period-to-period fluctuations in our financial condition and results of operations;

●	general market conditions and market conditions for biopharmaceutical stocks; and

●	overall fluctuations in U.S. equity markets.

In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. Defending such litigation could result in substantial defense costs and divert the time and attention of our management, which could seriously harm our business.

In the event that we fail to satisfy any of the listing requirements of The Nasdaq Capital Market, our common stock may be delisted, which could affect our market price and liquidity.

Our common stock is listed on The Nasdaq Capital Market. For continued listing on The Nasdaq Capital Market, we will be required to comply with the continued listing requirements, including the minimum market capitalization standard, the minimum stockholders’ equity requirement, the corporate governance requirements, and the minimum closing bid price requirement, among other requirements. In the event that we fail to satisfy any of the listing requirements of The Nasdaq Capital Market our common stock may be delisted. If our securities are delisted from trading on The Nasdaq Stock Market, and we are not able to list our securities on another exchange or to have them quoted on The Nasdaq Stock Market, our common stock could be quoted on the OTC Markets or on the Pink Open Market. As a result, we could face significant adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage;

●	a decreased ability to obtain additional financing because we would be limited to seeking capital from investors willing to invest in securities not listed on a national exchange; and

●	the inability to use short-form registration statements on Form S-3, including the registration statement on Form S-3 we filed in February 2022, to facilitate offerings of our securities.

The minimum closing bid price requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) is that we maintain a minimum closing bid price of $1.00 for 30 consecutive business days. Since September 13, 2022, the minimum closing bid price for our common stock has not been above $1.00 per share. If this persists so that the closing bid price for our common stock does not exceed $1.00 per share on or before October 25, 2022, we expect that the staff of the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market would send us a deficiency letter notifying us that we did not meet the $1.00 per share minimum bid price requirement. Nasdaq Listing Rule 5810(c)(3)(A), provides an initial period of 180 calendar days to regain compliance with the minimum bid price requirement so, if we receive a deficiency notice from the Staff, we expect we would have an initial period of 180 calendar days to regain compliance with the minimum bid price requirement. To regain compliance, the bid price for our common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days. If we fail to maintain a minimum closing bid price and receive a deficiency notice from the Staff, there is no assurance we will be able to regain compliance within 180 calendar days so we could be delisted from The Nasdaq Capital Market, which would result in the adverse consequences described above.

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Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock, and could impair our ability to raise capital through the sale of additional equity securities. As of September 30, 2022, we had 7,219,974 shares of common stock outstanding, all of which were eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. Furthermore, there were 89,669 shares of common stock issuable upon vesting of outstanding restricted stock units that are eligible for sale in the public market as they vest, except for any limitations on our directors and certain officers under Rule 144.

A large number of shares of our common stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants sold in this offering may be sold in the market, which may depress the market price of our common stock.

A total of                         shares of common stock issuable upon exercise of Pre-Funded Warrants and Common Warrants sold under this prospectus, based on the assumed offering price of $ , are registered for sale so a large number of shares may be sold in the market, which may depress the market price of our common stock and could cause the market price of our common stock to decline. If there are more shares of our common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of our common stock and sellers remain willing to sell the shares.

Our Charter, our Restated Bylaws and Delaware law could deter a change of our management, which could discourage or delay offers to acquire us.

Certain provisions of Delaware law, of our Charter and by-laws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions include:

●	we have a classified Board requiring that members of the Board be elected in different years, which lengthens the time needed to elect a new majority of the Board;

●	our Board is authorized to issue up to 25,000,000 shares of preferred stock without stockholder approval, which could be issued by our Board to increase the number of outstanding shares or change the balance of voting control and thwart a takeover attempt;

●	stockholders are not entitled to remove directors other than by a two-thirds vote and only for cause;

●	stockholders cannot call a special meeting of stockholders;

●	we require all stockholder actions be taken at a meeting of our stockholders, and not by written consent; and

●	stockholders must give advance notice to nominate directors or submit proposals for consideration at stockholder meetings.

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions by prohibiting Delaware corporations from engaging in specified business combinations with particular stockholders of those companies. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our common stock, including transactions that may be in your best interests. These provisions may also prevent changes in our management or limit the price that investors are willing to pay for our stock.

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Because we do not expect to declare cash dividends on our common stock in the foreseeable future, investors must rely on appreciation of the value of the securities purchased in this offering for any return on their investment.

While we have in the past declared and paid cash dividends on our capital stock, we currently anticipate that we will retain future earnings for the development, operation, and expansion of our business and do not expect to declare or pay any additional cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock, if any, will provide a return to investors with respect to our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus and the documents incorporated by reference herein and therein. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would,” or the negative of these words or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	our ability to raise capital to fund our operations;
●	the timing or success of obtaining regulatory licenses or approvals for initiating clinical trials or marketing our products;
●	the initiation, timing, progress, cost, and results of clinical trials under our open IND for DFUs;
●	the initiation, timing, progress, cost, and results of other INDs for SkinTE in additional indications and the clinical trials that may be required under those INDs;
●	sufficiency of our working capital to fund our operations in the near and long term, which raises doubt about our ability to continue as a going concern;
●	infrastructure required to support operations in future periods, including the expected costs thereof;
●	estimates associated with revenue recognition, asset impairments, and cash flows;
●	variance in our estimates of future operating costs;
●	future vesting and forfeitures of compensatory equity awards;
●	our ability to maintain our listing on The Nasdaq Capital Market;
●	the effectiveness of our disclosure controls and our internal control over financial reporting;
●	the impact of new accounting pronouncements;
●	size and growth of our target markets; and
●	the initiation, timing, progress, and results of our research and development programs.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, without limitation:

●	the need for, and ability to obtain, additional financing in the future;
●	the ability to comply with regulations applicable to the development, production, and distribution of SkinTE;
●	the timing and requirements associated with obtaining FDA acceptance of our second clinical trial;
●	the ability to obtain subject enrollment in our trials at a pace that allows the trials to progress on the schedules we have established with our clinical research organization;
●	unexpected developments or delays in the progress of our clinical trials;
●	the scope of protection we can establish and maintain for intellectual property rights covering our product candidates and technology;
●	the ability to gain adoption by healthcare providers of our products for patient care;
●	developments relating to our competitors and industry;
●	new discoveries or the development of new therapies or technologies that render our products or services obsolete or unviable;
●	the ability to find and retain skilled personnel;
●	outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade, and business operations;
●	political and economic instability, whether resulting from natural disasters, wars (such as the conflict between Russia and Ukraine), terrorism, pandemics, or other sources;
●	changes in economic conditions, including inflation, rising interest rates, lower consumer confidence, and volatile equity capital markets;
●	inaccuracies in estimates of our expenses, future revenues, and capital requirements;
●	future accounting pronouncements; and
●	unauthorized access to confidential information and data on our information technology systems and security and data breaches.

Forward-looking statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Any forward-looking statement in this prospectus and the documents incorporated by reference herein and therein reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

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INDUSTRY AND MARKET DATA

This prospectus and the documents incorporated by reference herein and therein contain estimates, projections and other information concerning our industry, our business, and the markets for certain products, including data regarding the estimated size of those markets, their projected growth rates and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market, and other data from our own research as well as from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by independent third parties and by us.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $     , after deducting estimated underwriting discounts and commissions, estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants, Common Warrants, and the underwriter warrants issued in this offering, based on the sale of Common Shares in the offering at an assumed public offering price of $    (the last reported sale price of our common stock on The Nasdaq Capital Market on       , 2022) and $     per Pre-Funded Warrant. However, this is a best efforts offering with no minimum, and we may not sell all or any of these securities. As a result, there can be no assurance that the offering contemplated hereby will ultimately be consummated for the full amount.

We intend to use the net proceeds from this offering for general corporate purposes and working capital, including among other things, capital expenditures and research and development expenses. These expected uses represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We have not determined the amounts we plan to spend or the timing of expenditures. As a result, our management will have broad discretion to allocate the net proceeds from the sale of the securities that we may offer under this prospectus and the accompanying prospectus.

Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government, and non-government debt securities and/or money market funds that invest in such securities.

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DESCRIPTION OF THE SECURITIES

We are offering shares of our common stock (the “Common Shares”), pre-funded warrants to purchase shares of common stock in lieu of the offered Common Shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock (the “Pre-Funded Warrants”), and warrants to purchase shares of our common stock (the “Common Warrants”). Each Common Share and Pre-Funded Warrant will be sold together with                    Common Warrant.

Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated preferred stock. As of September 30, 2022, there were 7,219,974 shares of common stock outstanding and no shares of preferred stock outstanding. The transfer agent for our common stock is Equity Stock Transfer, LLC. Its address is 237 West 37th Street, Suite 602, New York, NY 10018.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. All outstanding shares are fully paid and non-assessable.

Shares of common stock issued or issuable upon exercise of the Pre-Funded Warrants and Common Warrants will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in such form for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. Each Pre-Funded Warrant offered hereby has an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations, or similar events affecting our common stock. The Pre-Funded Warrants will be issued separately from the accompanying Common Warrants and may be transferred separately immediately thereafter.

Exercisability. The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Each purchaser of Pre-Funded Warrants in this offering may elect to deliver its exercise notice following the pricing of the offering and prior to the issuance of the Pre-Funded Warrants at closing to have its Pre-Funded Warrants exercised immediately upon issuance and receive shares of common stock underlying the Pre-Funded Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 9.99% upon 61 days’ notice to us. The purchaser of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 4.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of the Pre-Funded Warrants. In lieu of fractional shares, at our election, we will either round up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

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Cashless Exercise. A holder may elect to receive upon exercise of its Pre-Funded Warrants (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Trading Market. There is no trading market for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. The shares of common stock issuable upon exercise of the Pre-Funded Warrants are currently listed on The Nasdaq Capital Market under the symbol “PTE.”

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction. In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of Pre-Funded Warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Common Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in such form for a complete description of the terms and conditions of the Common Warrants.

Duration and Exercise Price. Each Common Warrant offered hereby has an initial exercise price per share equal to $ . The Common Warrants are immediately exercisable and will expire on the five-year anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations, or similar events affecting our common stock. The Common Warrants will be issued separately from the accompanying Common Shares and Pre-Funded Warrants sold in the offering and may be transferred separately immediately thereafter.

Exercisability. The Common Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 9.99% upon 61 days’ notice to us. The purchaser of Common Warrants in this offering may also elect prior to the issuance of the Common Warrants to have the initial exercise limitation set at 4.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of the Common Warrants. In lieu of fractional shares, at our election, we will either round up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

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Cashless Exercise. If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of our shares of common stock underlying the Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrants, which generally provides for a number of shares equal to (A) (1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of shares of common stock the Common Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Transferability. Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Trading Market. There is no trading market for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. The shares of common stock issuable upon exercise of the Common Warrants are currently listed on The Nasdaq Capital Market under the symbol “PTE.”

Rights as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction. In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of Common Warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Common Warrant is exercisable immediately prior to such event. In the event of a fundamental transaction in which the holders of our voting securities immediately prior to such fundamental transaction will not, following such fundamental transaction, directly or indirectly own more than 50% of the voting securities of the surviving or successor entity, as applicable, and in which we are not the successor entity or do not continue as a reporting issuer under the Exchange Act, the holder will further have the right to require us, or our successor entity, to purchase the Common Warrants by paying the same type or form of consideration (and in the same proportion) at the Black Scholes Value (as defined in the Common Warrant) of the unexercised portion of the warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

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Undesignated Preferred Stock

Our board of directors is authorized to issue up to 25,000,000 shares of undesignated preferred stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

●	dividend rights;

●	conversion rights;

●	voting rights;

●	preemptive rights;

●	terms of redemption;

●	liquidation preferences;

●	sinking fund terms; and

●	the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock.

The existence of authorized but unissued shares of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder, or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of undesignated preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring, or preventing a change in control of us.

Antitakeover Effects of Delaware Law and Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of the Delaware General Corporation Law and of our restated certificate of incorporation and amended and restated bylaws could have the effect of delaying, deferring, or discouraging another party from acquiring control of us unless such takeover or change of control is approved by the board of directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, therefore, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

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Delaware Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, exchange, mortgage, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws. Our restated certificate of incorporation and amended and restated bylaws include several provisions that may have the effect of delaying, deferring, or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

●	Board composition and filling vacancies. In accordance with our restated certificate of incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year, subject to the rights of the holders of shares of any series of our preferred stock then outstanding to elect additional directors under specified circumstances. Our restated certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors, subject to the rights of the holders of shares of any series of our preferred stock then outstanding. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum, or by a sole remaining director, subject to the rights of the holders of any series of our preferred stock then outstanding.

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●	No written consent of stockholders. Our restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholder without holding a meeting of stockholders.

●	Meetings of stockholders. Our bylaws provide that special meetings of stockholders may be called only by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships, and upon written request from our corporate secretary, who shall be required to submit such a request stating the purpose of such a meeting, if at least one-quarter of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of directors, requesting together as a single class, call for a special meeting. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to the election of directors whose terms expire and for the transaction of such other business as may properly come before the meeting.

●	Advance notice requirements. Our bylaws establish advance notice procedures regarding stockholder proposals pertaining to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our bylaws.

●	Amendment to certificate of incorporation and bylaws. As required by the Delaware General Corporation Law, any amendment of our certificate of incorporation must be approved by a majority of our board of directors, and in addition to the vote of the holders of any class or series of our capital stock required by applicable law or the certificate of incorporation, the affirmative vote of the holders of shares of voting stock representing two-thirds of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal, or adopt any provision inconsistent with Articles FIFTH (Management of PolarityTE), SIXTH (Board Size, Vacancies and Removals), SEVENTH (Amendment of the Bylaws), EIGHTH (Indemnification), NINTH (Director Personal Liability), TENTH (Amendment of the Certificate of Incorporation), and TWELFTH (Section 157 of the Delaware General Corporation Law) of the certificate of incorporation. Our bylaws may be amended or repealed by the affirmative vote of a majority vote of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships, subject to any limitations set forth in the bylaws, or by the affirmative vote of at least two-thirds of the voting power of all the outstanding shares of our capital stock then entitled to vote at an election of directors, voting together as a single class, at any meeting at which a proposal to amend or repeal the bylaws is properly presented.

●	Undesignated preferred stock. Our restated certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our restated certificate of incorporation grants our board of directors’ broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring, or preventing a change in control of us.

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Underwriting

A.G.P./Alliance Global Partners, which we refer to herein as the Underwriter, is acting as the sole book-running manager in connection with this offering. Subject to the terms and conditions of the underwriting agreement dated , 2022, the Underwriter has agreed to purchase from us, and we have agreed to sell, at the public offering price of the securities set forth on the cover page of this prospectus, less the applicable underwriting discount, the number of Common Shares and Pre-Funded Warrants, and accompanying Common Warrants listed next to its name in the following table:

Underwriter	Number of Common Shares and Accompanying Common Warrants	Number of Pre-Funded Warrants and Accompanying Common Warrants
A.G.P./Alliance Global Partners
Total

The Underwriter is selling the securities being offered in this offering on a “best efforts” basis. Therefore, the Underwriter is not required to sell any minimum number or dollar amount of securities but will use its best efforts to sell the securities offered by this prospectus.

The Underwriter is offering the Common Shares and Pre-Funded Warrants, and accompanying Common Warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Discounts, Commissions and Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

	Per Common Share and Accompanying Common Warrant(1)	Per Pre-Funded Warrant and Accompanying Common Warrant(2)	Total
Public Offering Price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds to us (before expenses)	$	$	$

(1)	The underwriting discount of $ per Common Share and accompanying Common Warrant will be deducted from the public offering price; except that, with respect to sales to certain investors identified in the underwriting agreement, the underwriting discount will be $ or $ .
(2)	The underwriting discount of $ per Pre-Funded Warrant and accompanying Common Warrant will be deducted from the public offering price; except that, with respect to sales to certain investors identified in the underwriting agreement, the underwriting discount will be $ or $ .

We have also agreed to reimburse the Underwriter for legal and other expenses incurred by them in connection with the offering in an amount up to $65,000, as well as non-accountable expenses equal to 0.5% of the gross proceeds raised in this offering. We estimate the total expenses payable by us for this offering, excluding the estimated underwriting discounts, commissions and expenses, will be approximately $         .

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Underwriter Warrants

Upon closing of this offering, we will issue to the Underwriter a compensation warrant entitling the Underwriter or its designees to purchase that number of shares of our common stock equal to 7.0% of the aggregate number of Common Shares and shares of common stock issuable upon the exercise of Pre-Funded Warrants that we issue in this offering to certain identified investors, subject to any reductions necessary to comply with the rules and regulations of the Financial Industry Regulatory Authority, Inc., or FINRA. The underwriter warrants will have an exercise price of $           per share (equal to the exercise price of Common Warrants) and will be exercisable, in whole or in part, immediately upon the closing of this offering and expire, in accordance with FINRA Rule 5110(g)(8), on the five-year anniversary of the date of issuance.

The underwriter warrants and underlying shares of common stock are being registered pursuant to the registration statement of which this prospectus is a part, and we have agreed to maintain such registration during the term of the underwriter warrants. Pursuant to FINRA Rule 5110(e), the underwriter warrants and any shares issued upon exercise of the underwriter warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth below for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth below for the remainder of the time period.

Indemnification

We have agreed to indemnify the Underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriter may be required to make in respect thereof.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “PTE.”

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our common stock during a period ending 90 days after the date of this prospectus, without first obtaining the written consent of the Underwriter, subject to certain exceptions. Specifically, these individuals have agreed, in part, not to:

●	offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any common stock or securities convertible into, or exercisable or exchangeable for, shares of common stock;

●	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of common stock;

●	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities; or

●	publicly disclose the intention to do any of the foregoing.

Notwithstanding these limitations, our securities may be transferred under limited circumstances, including, without limitation, by gift, will, intestate succession, or operation of law or pursuant to a 10b5-1 plan that is in effect as of the date of the lock-up agreement.

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We have agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or securities convertible into or exercisable for common stock (other than securities granted under our equity compensation plans) or file any registration statement, including any amendments or supplements thereto (other than the preliminary prospectus or the prospectus relating to the securities offered hereunder and a registration statement on Form S-8 in connection with any employee benefit plan), until 90 days after the completion of this offering. We have also agreed not to enter into a variable rate transaction (as defined in the securities purchase agreement) for 180 days after the completion of this offering.

Stabilization

The rules of the SEC generally prohibit the Underwriter from trading in our securities on the open market during this offering. However, the Underwriter is allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the representative for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the representative sells more of our shares of common stock than it purchases from us in this offering. To cover the resulting short position, the representative may exercise the over-allotment option described above or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The representative will make available a prospectus in connection with any such short sales. Purchasers of shares sold short by the representative are entitled to the same remedies under the federal securities laws as any other purchaser of shares covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the representative in order to reduce a short position.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares of Common Stock originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

Neither we nor the Underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Activities and Relationships

From time to time, the Underwriter and/or its affiliates may in the future provide various investment banking, financial advisory and other services to us and our affiliates and may receive customary fees for which services they have provided. In the course of its business, the Underwriter and its affiliates may actively trade our securities or loans for its own account or for the accounts of customers, and, accordingly, the Underwriter and its affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the Underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus, and we do not expect to retain the Underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Other Relationships

Pursuant to an engagement agreement, dated March 5, 2022 (the “HCW Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright”) in connection with an offering of securities that closed on June 8, 2022 (the “June Offering”), we are obligated to pay Wainwright a tail fee consisting of (i) cash equal to 6.5% of the aggregate gross proceeds raised in the offering described in this prospectus from investors who participated in the June Offering and (ii) warrants to purchase shares of common stock equal to 5.0% of the aggregate number of Common Shares and Pre-Funded Warrants purchased by investors who participated in the June Offering (the “HCW Warrants”). The terms of the HCW Warrants are the same as the terms of the Common Warrants, except the exercise price of the HCW Warrants is $             , which is 125% of the exercise price of the Common Warrants.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the Underwriter, or by its affiliates. Other than this prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter, and should not be relied upon by any purchaser of the securities offered pursuant to the registration statement of which this prospectus forms a part.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Dorsey & Whitney LLP, Salt Lake City, UT. Certain legal matters related to the offering will be passed upon for the Underwriter by Thompson Hine LLP, New York, New York.

EXPERTS

The balance sheets of PolarityTE, Inc. and Subsidiaries as of December 31, 2021 and 2020, and the related statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

SEC POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter, or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. These periodic reports, proxy statements, and other information are available on the SEC’s website at www.sec.gov. Our website is located at www.PolarityTE.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 30, 2022;

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●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed on May 16, 2022, and for the quarter ended June 30, 2022, filed August 11, 2022;

●	our definitive proxy statement on Schedule 14A filed with the SEC on April 8, 2022;

●	our Current Reports on Form 8-K filed with the SEC on January 18, 2022, February 11, 2022, February 17, 2022, February 22, 2022, March 4, 2022, March 15, 2022, March 17, 2022, March 23, 2022, March 25, 2022, April 18, 2022, May 2, 2022, May 3, 2022, May 12, 2022, May 16, 2022, (the report filed at 16:16:10 Eastern Time, only), June 2, 2022, June 8, 2022, June 16, 2022, September 8, 2022, September 14, 2022, October 3, 2022; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 21, 2005 (File No. 000-51128), as updated by the description of our common stock included in Exhibit 4.13 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including any amendment or report filed to update such description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

PolarityTE, Inc.

1960 S. 4250 West

Salt Lake City, Utah 84104

(800) 560-3983

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.PolarityTE.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

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PolarityTE, Inc.

Up to $15,000,000

                          Shares of Common Stock

Pre-Funded Warrants, Each Pre-Funded Warrant to Purchase One Share of Common Stock

Common Warrants, including Underwriter Warrants, to Purchase                          Shares of Common Stock

Shares of Common Stock Underlying the Pre-Funded Warrants

Shares of Common Stock Underlying the Common Warrants and Underwriter Warrants

PROSPECTUS

A.G.P.

                           , 2022

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Part II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses payable by PolarityTE, Inc. (the “Registrant” or the “Company”) relating to the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission (the “SEC”) registration.

Securities and Exchange Commission registration fee		$3,421.71
FINRA filing fee		$5,157.50
Legal fees and expenses	$
Accounting fees and expenses	$
Miscellaneous	$
Total	$	*

* Estimated expenses not presently known.

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the DGCL, Article NINTH of the Company’s certificate of incorporation eliminates the liability of a director to the Company or its stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to Polarity or its stockholders;
●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	under Section 174 of the DGCL; or
●	from any transaction from which the director derived an improper personal benefit.

In addition, the Company’s amended and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the Company’s request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

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Further, the Company has entered into indemnification agreements with each of the Company’s directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Company, among other things, to indemnify the Company’s directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Company to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding.

The indemnification provisions contained in the DGCL, the limitation of liability and indemnification provisions that are included in the Company’s certificate of incorporation, amended and restated bylaws and the indemnification agreements that the Company has entered into with its directors and executive officers may discourage stockholders from bringing a lawsuit against the Company’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Company’s directors and executive officers, even though an action, if successful, might benefit the Company and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Company pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL. Consistent with the DGCL, the Company has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to the Company’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Company with respect to payments that may be made by the Company to these directors and executive officers pursuant to the Company’s indemnification obligations or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

On June 5, 2022, the Company entered into a securities purchase agreement with an investor for the purchase and sale of 445,500 registered shares of its common stock at a purchase price of $2.525 per share, registered pre-funded warrants to purchase 1,138,659 shares of common stock at a purchase price of $2.524 per share of common stock underlying each such warrant, and unregistered preferred investment options to purchase up to 1,584,159 shares of common stock. The preferred investment options were exercisable immediately upon issuance at an exercise price of $2.40 per share and have a five-year term. In a concurrent private placement, the Company entered into a separate securities purchase agreement with the same investor for the unregistered purchase and sale of pre-funded warrants to purchase 1,584,159 shares of common stock at a purchase price of $2.524 per share of common stock underlying each such warrant and unregistered preferred investment options to purchase up to 1,584,159 shares of common stock. With respect to each unregistered pre-funded warrant sold in the private placement, the exercise price is $0.001 per share of common stock, pre-funded warrant was immediately exercisable, and it does not expire until fully exercised. The preferred investment options sold in the private placement were exercisable immediately upon issuance at an exercise price of $2.40 per share and have a five-year term.

The unregistered pre-funded warrants and preferred investment options described above were offered in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The shares of common stock issuable upon exercise of the unregistered pre-funded warrants and preferred investment options were subsequently registered for resale under a registration statement on Form S-1 declared effective June 30, 2022, SEC File No. 333-265693.

The investor (together with its affiliates) may not exercise any portion of the pre-funded warrants and preferred investment options to the extent that the investor would own more than 4.99% (or 9.99% at the election of said holder) of the outstanding common stock immediately after exercise, which percentage may be changed at the investor’s election to a lower percentage at any time or to a higher percentage not to exceed 9.99% upon 61 days’ notice to the Company.

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Item 16. Exhibits

The following index lists the exhibits that are filed with this report or incorporated by reference, as noted:

1.1	Sales Agreement dated March 30, 2021, between the Company and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit 1.1 to our Annual Report on Form 10-K filed on March 30, 2021)
*1.2	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation of PolarityTE, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on October 1, 2021).
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on March 17, 2022).
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed on March 17, 2022).
3.4	PolarityTE, Inc., Amended and Restated Bylaws - September 28, 2021 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed on October 1, 2021).
3.5	Certificate of Elimination of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 16, 2022).
4.1	Form of Common Stock Warrant Certificate (incorporated by reference to Exhibit 4.1 to our Form 8-K filed with the SEC on February 14, 2020)
4.2	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.2 to our Form 8-K filed with the SEC on February 14, 2020)
4.3	Form of letter agreement for repricing of common stock warrants issued February 14, 2020 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed with the SEC on November 23, 2020)
4.4	Form of Series A Common Stock Purchase Warrant dated December 23, 2020 (incorporated by reference to Exhibit 4.1 to our Form 8-K filed with the SEC on December 23, 2020)
4.5	Form of Series B Pre-Funded Common Stock Purchase Warrant dated December 23, 2020 (incorporated by reference to Exhibit 4.2 to our Form 8-K filed with the SEC on December 23, 2020)
4.6	Form of Placement Agent Common Stock Purchase Warrant dated December 23, 2020 (incorporated by reference to Exhibit 4.3 to our Form 8-K filed with the SEC on December 23, 2020)
4.7	Form of Series A Common Stock Purchase Warrant – January 2021 (incorporated by reference to Exhibit 4.1 to our Form 8-K filed with the SEC on January 14, 2021)
4.8	Form of Series B Pre-Funded Common Stock Purchase Warrant – January 2021 (incorporated by reference to Exhibit 4.2 to our Form 8-K filed with the SEC on January 14, 2021)
4.9	Form of Placement Agent Common Stock Purchase Warrant – January 2021 (incorporated by reference to Exhibit 4.3 to our Form 8-K filed with the SEC on January 14, 2021)
4.10	Form of Common Stock Purchase Warrant – January 2021 (incorporated by reference to Exhibit 4.1 to our Form 8-K filed with the SEC on January 26, 2021)
4.11	Form of Placement Agent Common Stock Purchase Warrant – January 2021 (incorporated by reference to Exhibit 4.2 to our Form 8-K filed with the SEC on January 26, 2021)
4.12	Form of Common Warrant – March 2022 (incorporated by reference to Exhibit 4.1 to our Form 8-K filed with the SEC on March 17, 2022)
4.13	Form of Placement Agent Warrant – March 2022 (incorporated by reference to Exhibit 4.2 to our Form 8-K filed with the SEC on March 17, 2022)
4.14	Form of Pre-Funded Common Stock Purchase Warrant (Registered Direct) dated June 8, 2022 (incorporated by reference to Exhibit 4.1 to our Form 8-K filed with the SEC on June 8, 2022)
4.15	Form of Pre-Funded Common Stock Purchase Warrant (Private Placement) dated June 8, 2022 (incorporated by reference to Exhibit 4.2 to our Form 8-K filed with the SEC on June 8, 2022)
4.16	Form of Preferred Investment Option dated June 8, 2022 (incorporated by reference to Exhibit 4.3 to our Form 8-K filed with the SEC on June 8, 2022)
4.17	Form of Placement Agent Common Stock Purchase Warrant dated June 8, 2022 (incorporated by reference to Exhibit 4.4 to our Form 8-K filed with the SEC on June 8, 2022)

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*4.18	Form of Pre-Funded Warrant
*4.19	Form of Common Warrant
*4.20	Form of Underwriter Warrant
*4.21	Form of H.C. Wainwright Warrant
**5.1	Opinion of Dorsey & Whitney LLP
#10.1	Employment Agreement with David Seaburg (incorporated by reference to Exhibit 10.30 to our Form 10-KT filed with the SEC on March 18, 2019)
#10.2	Employment Agreement with Richard Hague (incorporated by reference to Exhibit 10.1 to our Form 10-Q filed with the SEC on May 10, 2019)
#10.3	Employment Agreement with Paul Mann (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on September 14, 2018)
#10.4	Amendment No. 1 to Employment Agreement with David Seaburg (incorporated by reference to Exhibit 10.2 to our Form 10-Q filed with the SEC on August 8, 2019)
#10.5	Amendment No. 1 to Employment Agreement with Richard Hague (incorporated by reference to Exhibit 10.1 to our Form 10-Q filed with the SEC on August 8, 2019)
#10.6	Amendment No. 1 to Employment Agreement with Paul Mann (incorporated by reference to Exhibit 10.3 to our Form 10-Q filed with the SEC on August 8, 2019)
#10.7	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement under the 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to our Form 10-Q filed with the SEC on August 8, 2019)
#10.8	Form of Restricted Stock Unit Agreement – 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.20 to our Form 10-K filed with the SEC on January 14, 2019)
#10.09	Form of Stock Option Agreement – 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.21 to our Form 10-K filed with the SEC on January 14, 2019)
#10.10	Form of Restricted Stock Unit Agreement – 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.22 to our Form 10-K filed with the SEC on January 14, 2019)
#10.11	Form of Stock Option Agreement – 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.23 to our Form 10-K filed with the SEC on January 14, 2019)
#10.12	PolarityTE 2017 Equity Incentive Plan (incorporated by reference to Appendix A of our proxy statement filed with the SEC on February 24, 2017)
#10.13	PolarityTE 2019 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 to our Form S-8 registration Statement filed with the SEC on October 5, 2018)
#10.14	PolarityTE 2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.1 to our Form S-8 registration Statement filed with the SEC on October 5, 2018)
#10.15	PolarityTE 2020 Stock Option and Incentive Plan (incorporated by reference to Exhibit 99.1 to our Form 8-K filed with the SEC on December 29, 2020)
#10.16	Form of Incentive Stock Option Agreement – 2020 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.17 to our Form 10-K filed with the SEC on March 12, 2020)
#10.17	Form of Non-qualified Stock Option Agreement – Non-employee Directors – 2020 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.18 to our Form 10-K filed with the SEC on March 12, 2020)
#10.18	Form of Non-qualified Stock Option Agreement – Employees – 2020 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.19 to our Form 10-K filed with the SEC on March 12, 2020)
#10.19	Form of Non-qualified Stock Option Agreement – Consultants – 2020 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.20 to our Form 10-K filed with the SEC on March 12, 2020)
#10.20	Form of Restricted Stock Award – 2020 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.21 to our Form 10-K filed with the SEC on March 12, 2020)
#10.21	Form of Restricted Stock Unit Award – Non-employee Directors - 2020 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.22 to our Form 10-K filed with the SEC on March 12, 2020)
#10.22	Form of Restricted Stock Unit Award – Employees - 2020 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.23 to our Form 10-K filed with the SEC on March 12, 2020)
#10.23	Settlement Terms Agreement dated August 21, 2019, between Denver Lough and the Company (incorporated by reference to Exhibit 10.1 to our Form 10-Q filed with the SEC on November 12, 2019)
#10.24	Form of Indemnification Agreement for directors and officers (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on March 25, 2020)

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#10.25	Employment Agreement with Richard Hague dated August 18, 2021 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on August 24, 2021)
#10.26	Employment Agreement with Cameron Hoyler dated August 18, 2021 (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the SEC on August 24, 2021)
#10.27	Employment Agreement with Jacob Patterson dated August 18, 2021 (incorporated by reference to Exhibit 10.3 to our Form 8-K filed with the SEC on August 24, 2021)
#10.28	Consulting Agreement with David Seaburg dated September 1, 2021 (incorporated by reference to Exhibit 10.4 to our Form 10-Q filed with the SEC on November 10, 2021)
10.29	Agreement of Lease between the Company and Lefrak SBN Limited Partnership dated October 19, 2018 (incorporated by reference to Exhibit 10.26 to our Form 10-K filed with the SEC on January 14, 2019)
10.30	Sublease Agreement by and between the Company and Peter Cohen LLC for office space at 40 West 57th Street, New York, New York 10019 (incorporated by reference to Exhibit 10.27 to our Form 10-K filed with the SEC on January 14, 2019)
10.31	Sublease Agreement with Joseph M. Still Burn Centers, Inc., dated April 22, 2019 (incorporated by reference to Exhibit 10.28 to our Form 10-K filed with the SEC on March 12, 2020)
10.32	Commercial Lease Agreement by and Between the Company and Adcomp LLC (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on December 29, 2017)
10.33	Purchase Agreement dated December 5, 2019, between the Company and Keystone Capital Partners, LLC (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on December 5, 2019)
10.34	Note and Loan Agreement dated April 12, 2020, between PolarityTE MD, Inc., and KeyBank National Association (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on April 15, 2020)
10.35	Form of Securities Purchase Agreement dated December 21, 2020 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on December 23, 2020)
10.36	Form of Securities Purchase Agreement dated January 11, 2021 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on January 14, 2021)
10.37	Form of letter agreement for exercise of Series A Common Stock Purchase Warrant dated December 23, 2020 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on January 26, 2021)
10.38	Purchase and Sale Agreement between PolarityTE, Inc., and BCG Acquisitions LLC (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the SEC on December 17, 2021)
10.39	Purchase and Sale Agreement between PolarityTE, Inc., and Adcomp LLC (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the SEC on March 15, 2022)
10.40	Amendment No. 1 to Purchase and Sale Agreement between PolarityTE, Inc., and BCG Acquisitions LLC (incorporated by reference to Exhibit 10.4 to our Form 8-K filed with the SEC on March 15, 2022)
10.41	Form of Securities Purchase Agreement dated March 15, 2022 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on March 17, 2022)
10.42	Form of Warrant Amendment Agreement dated March 15, 2022 (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the SEC on March 17, 2022)
10.43	Stock Purchase Agreement between Utah CRO Services, Inc., and JP Lawrence Biomedical, Inc., dated April 14, 2022 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on April 18, 2022)
10.44	Real Estate Purchase and Sale Agreement between IBEX Property LLC, and JP Lawrence Land and Building LLC, dated April 14, 2022 (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the SEC on April 18, 2022)
10.45	Promissory Note in the Principal Amount of $400,000 dated April 28, 2022 (incorporated by reference to Exhibit 10.3 to our Form 8-K filed with the SEC on May 2, 2022)
10.46	Form of Securities Purchase Agreement (Registered Direct) dated June 5, 2022 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on June 8, 2022)
10.47	Form of Securities Purchase Agreement (Private Placement) dated June 5, 2022 (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the SEC on June 8, 2022)
10.48	Form of Registration Rights Agreement dated June 5, 2022 (incorporated by reference to Exhibit 10.3 to our Form 8-K filed with the SEC on June 8, 2022)
#10.49	Amendment No. 1 dated August 11, 2022, to Employment Agreement with Cameron Hoyler (incorporated by reference to Exhibit 10.8 to our Form 10-Q filed with the SEC on August 11, 2022)
21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to our Registration Statement on Form S-1 filed June 17, 2022, File No. 333-265693)
**23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
*23.2	Consent of Independent Registered Public Accounting Firm
*24.1	Power of Attorney (included in original signature page)
107	Filing Fee Table

#	Constitutes a management contract, compensatory plan, or arrangement.
*	Filed herewith.
**	To be filed by amendment.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(l)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; and provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on October 14, 2022.

PolarityTE, Inc.

By:	/s/ Richard Hague
Name:	Richard Hague
Title:	Chief Executive Officer

KNOW ALL BY THESE PRESENT, that each person whose signature appears below hereby severally constitutes and appoints each of Richard Hague and Jacob Patterson, and each of them singly, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Hague	Chief Executive Officer	October 14, 2022
Richard Hague	(Principal Executive Officer)

/s/ Jacob Patterson	Chief Financial Officer	October 14, 2022
Jacob Patterson	(Principal Financial and Accounting Officer)

/s/ Peter Cohen	Director	October 14, 2022
Peter Cohen

/s/ Willie C. Bogan	Director	October 14, 2022
Willie C. Bogan

/s/ Chris Nolet	Director	October 14, 2022
Chris Nolet

/s/ David Seaburg	Director	October 14, 2022
David Seaburg

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